UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

CLEANTECH TRANSIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52653	98-0505768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11226 Pentland Downs Street, Las Vegas NV 89141
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (702) 448-1543

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry in a Material Definitive Agreement

On May 8, 2013, Cleantech Transit, Inc. (the “Company”) entered into an Exchange Agreement (the “Agreement”) with an unrelated third party, Discovery Carbon Environmental Securities Corporation (“DCE”), a Nevada corporation wherein the Company agreed to issue 100,000,000 shares of the Company’s Common Stock, in restricted form (the “Exchange Shares”) to DCE’s shareholders who agree to the exchange. The Agreement is closed on May 30, 2013. As part of the transaction, Crown Equity Holdings, Inc., a shareholder, agreed to return 40,619,819 shares of the Company’s common stock in exchange for 500,000 shares of the Company’s Series B Preferred Shares. The majority shareholder and control person of DCE, William Barnwell, will be issued 500,000 shares of the Series B Shares.

DCE develops emissions offset strategies for companies, municipalities, and countries. Its team members have traveled around the globe, consulting on a wide array of projects that created environmental commodities. DCE owns a proprietary sustainable energy product and also has a carbon offset credits program that individuals and businesses purchase to neutralize their carbon footprints.

As part of the transaction, among other things, the Company will amend it Articles of Incorporation to increase its authorized capital, amend its Certificate of Designation for the Series B Shares reducing the number of shares reserved for issuance under it to 1,000,000 shares and providing it with super-voting rights, change its name and engage in a forward split of its stock.

As part of the transaction, the Company has appointed a new CEO, William Barnwell, who presently serves as CEO for DCE. Mr. Barnwell was also appointed as a director as was Shad Sullivan. The Board was increased to four and Kenneth Bosket has resigned.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

As part of the transaction with DCE, William Barnwell was appointed CEO and elected Chairman of the Board of Directors and Kenneth Bosket resigned as a director. The number of directors was increased to four and Shad Sullivan was appointed as a director.

Mr. Barnwell has served as CEO and chairman of the board of DCE since November, 2010. He holds the same positions with DCE’s wholly owned subsidiary, EQCO2, Inc. From February 2008 until February 2010, Mr. Barnwell was a managing member of Equinox Carbon Equities, LLC and from February 2009 to February 2010 he was the President of Equinox Carbon Equities, Inc. He began his career in energy conservation over 11 years ago. He has marketed energy efficient products traded on the Chicago Commodity Exchange, brought institutional funding from Morgan Stanley, Duke Power, and El Paso Energy to various projects and activities, ran a renewable energy credit desk, and directed marketing efforts for the Center for Carbon Trading and Resource Marketing. The International Emission Trade Association invited him to participate in the Congressional Advisory Committee for Cap and Trade. Mr. Barnwell holds a business degree from the University of Denver.

Shad Sullivan has been the chief executive officer of Shamrock S Pollination Services, Inc. since 1998 and CEO of Shamrock S Trucking, Inc. since 2004. In 2011, Mr. Sullivan became chairman of the board of Shamrock S Tree Products, LLC. His farming and engineering background has been the key to development of several patented products he invented including the Universal Plastic Honey Bee Box and the Plastic Queen Bee Mating Box for beekeepers and queen bee breeders in 2006. These products are distributed worldwide.

ITEM 7.01 FD Disclosure

(a)	The Company issued press releases on May 9, 2013 and June 3, 2013, copies of which are attached hereto as exhibits.
(b)
The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(a)  Financial Statements of business acquired.

The financial statements of DCE, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(b)  Pro Forma Financial Information.

The financial statements of DCE, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(c)  Exhibits

Exhibit No.	Description of Exhibit

10.3	Exchange Agreement with DCE

99(i)	May 9, 2013 Press Release

99(j)	June 3, 2013 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH TRANSIT, INC.

Dated: June 1, 2013	By:	/s/ William Barnwell
William Barnwell, CEO